Exhibit n(ii) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                             Cash ii shares exhibit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Cash II Shares will consist of shareholder services to be provided by financial intermediaries who will receive a shareholder service fee paid by Federated Shareholder Services Co., and when indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement, Cash II Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Cash II Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Cash II Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Cash II Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Cash II Shares may be exchanged for Cash II Shares of
                   any other Fund. Additionally, Cash II Shares issued in exchange for Class A Shares or Class F Shares may be exchanged back into Class A Shares or Class F
                   Shares, respectively.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

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                                 Schedule of Funds
                              Offering Cash II Shares
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The Funds set forth on this  Schedule each offer Cash II Shares on the terms set forth in the Cash II Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Money Market Obligations Trust Automated Cash Management Trust   0.25%
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                               Florida Municipal Cash Trust      0.25%
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                               New York Municipal Cash Trust     0.25%
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                               Ohio Municipal Cash Trust         0.30%
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                               California Municipal Cash Trust   0.20%
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                               Michigan Municipal Cash Trust     0.25%
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Cash Trust Series              Municipal Cash Series             0.20%
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                               Treasury Cash Series              0.20%
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